UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 20, 2006

THOMAS NELSON, INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-13788	62-0679364
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
501 Nelson Place
Nashville, Tennessee 37214
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 889-9000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1 AGREEMENT AND PLAN OF MERGER
EX-2.2 VOTING AGREEMENT
Ex-10.1 Amendment to Employment Agreement, dated February 20, 2006, by and between the Company and Sam Z. Moore
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
Merger and Related Transactions
Merger Agreement
On February 20, 2006, Thomas Nelson, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Faith Media Holdings, LLC (“FM Holdings”) and FM Holdings’ wholly owned subsidiary, FM Mergerco, Inc. (“Mergerco”). FM Holdings is an affiliate of InterMedia Partners, L.P. (collectively, “Faith Media”).
Under the terms of the Merger Agreement, Mergerco will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). In the Merger, all of the shares of the Company’s common stock and Class B common stock issued and outstanding immediately prior to the consummation of the Merger will be converted into and exchanged for the right to receive $29.85 in cash, without interest (the “Per Share Merger Consideration”). In addition, at the time of the consummation of the Merger, all outstanding and unexercised options to acquire shares of the Company’s common stock and Class B common stock will be immediately vested and cancelled, and the holders of such options will receive, in lieu thereof, cash consideration for each option share equal to the difference between the Per Share Merger Consideration and the exercise price for such share, without interest.
The Merger, which is expected to close during the second calendar quarter of 2006, is subject to the approval of the shareholders of the Company holding at least 66 2/3% of the voting power of the Company’s outstanding shares. As described below, the Company, FM Holdings and Mergerco have entered into a voting agreement with certain shareholders holding, in the aggregate, approximately one-third of the outstanding voting power of the Company’s shares, pursuant to which such shareholders have agreed to vote all of their shares in favor of the Merger. In addition, the Merger is subject to clearance under the Hart-Scott-Rodino Antitrust Improvement Act, as well as other customary closing conditions, including no material adverse change in the Company’s business. Upon the closing of the Merger, shares of the Company’s common stock and Class B common stock will no longer be listed on the NYSE.
The Merger Agreement contains certain termination rights for both the Company and FM Holdings and further provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay FM Holdings (i) the out-of-pocket expenses of FM Holdings and its affiliates related to the Merger of up to $2,500,000, or (ii) a termination fee equal to $14,000,000.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference. The press release issued by the Company on February 21, 2006 announcing the execution of the Merger Agreement is filed herewith as Exhibit 99.1.
Voting Agreement
In connection with the Merger, Sam Z. Moore, the Chairman of the Board of Directors of the Company, S. Joseph Moore, a member of the Company’s Board of Directors and Sam Z.

Moore’s son, and certain of their affiliates entered into a Voting Agreement with the Company, FM Holdings and Mergerco, dated February 20, 2006, pursuant to which such shareholders agreed to vote their shares of the Company’s capital stock in favor of the Merger and agreed to take (or refrain from taking) certain actions in connection therewith. The shares subject to the Voting Agreement represent, in the aggregate, approximately one-third of the voting power of the Company’s shares. A copy of the Voting Agreement is filed herewith as Exhibit 2.2 and is incorporated herein by reference.
Amendment to Employment Agreement
The Company and Sam Z. Moore have also entered into an Amendment to Employment Agreement, dated February 20, 2006, pursuant to which the parties have amended Mr. Moore’s existing employment agreement to provide that (i) upon Mr. Moore’s termination of employment in connection with a change-in-control of the Company, he will be entitled to receive only a lump-sum severance payment equal to 2.99 times the sum of his W-2 compensation for calendar year 2005, and (ii) upon such termination he will enter into a one (1) year consulting agreement with the Company. A copy of the Amendment to Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
In addition, the Company has an understanding with Mr. Moore that upon the termination of Mr. Moore’s employment, Mr. Moore would be entitled to purchase (i) the existing $5.0 million key-man life insurance policy held by the Company on his life, such purchase to be for the amount equal to the cash surrender value of the policy, (ii) the Company car currently available to Mr. Moore at its book value reflected on the financial statements of the Company, and (iii) the Company’s interest in an airplane at its book value reflected on the financial statements of the Company, provided, that, any option to purchase the Company’s interest in the airplane is subject first to a determination by the Company that it does not intend to continue ownership of its interest in the airplane.
Availability of Proxy Statement; Participants in Solicitation
It is anticipated that a Special Meeting of the shareholders of the Company will be held in the second calendar quarter of 2006 to consider the Merger, with the exact timing dependent on the completion of necessary filings. In connection with the proposed Merger and such meeting, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC. Before making any voting decision, the Company’s shareholders are urged to read the proxy statement regarding the Merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to the Company by contacting Vance Lawson, Senior Vice President, Finance & Operations, P.O. Box 141000, Nashville, Tennessee 37214, telephone: (615) 902-1500 or from the Company’s website, http://www.thomasnelson.com.

This Form 8-K may be deemed to be solicitation material in respect of the proposed Merger. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s stock is set forth in the proxy statement for the Company’s 2005 Annual Meeting of shareholders and will be set forth in the proxy statement relating to the Special Meeting.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 20, 2006, by and among Faith Media Holdings, LLC, FM Mergerco, Inc. and the Company.

2.2	Voting Agreement, dated February 20, 2006, by and among the Company, Faith Media Holdings, LLC, FM Mergerco, Inc., Sam Z. Moore, S. Joseph Moore and certain shareholders affiliated with the Moores.

10.1	Amendment to Employment Agreement, dated February 20, 2006, by and between the Company and Sam Z. Moore.

99.1	Press Release of the Company issued on February 21, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Nelson, Inc.
Dated: February 21, 2006	By:	/s/ Joe L. Powers
		Name:	Joe L. Powers
		Title:	Executive Vice President, Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 20, 2006, by and among Faith Media Holdings, LLC, FM Mergerco, Inc. and the Company.

2.2	Voting Agreement, dated February 20, 2006, by and among the Company, Faith Media Holdings, LLC, FM Mergerco, Inc., Sam Z. Moore, S. Joseph Moore and certain shareholders affiliated with the Moores.

10.1	Amendment to Employment Agreement, dated February 20, 2006, by and between the Company and Sam Z. Moore.

99.1	Press Release of the Company issued on February 21, 2006.